UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2013

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INNOVARO, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

  _______________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Asher Enterprises, Inc.

On August 15, 2013, Innovaro, Inc. (the “Company”) entered into a Securities Purchase Agreement, (the “Purchase Agreement”) with Asher Enterprises, Inc. (the “Buyer”) dated July 30, 2013, pursuant to which the Company sold to the Buyer an 8% convertible note (the “Convertible Note”) in the aggregate principal amount of $78,500, convertible into shares of common stock of the Company upon the terms and subject to the limitations and conditions set forth in such Convertible Note.

The Company is obligated to pay the sum of $78,500 together with any interest on and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum.

The Buyer has the right at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the maturity date and (ii) the date of payment of the default amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Convertible Note to convert all or any part of the outstanding and unpaid principal amount of this Convertible Note into fully paid and non- assessable shares of the Company’s common stock, as such common stock exists on the issue date. The conversion price shall equal the variable conversion price, which is equal to % multiplied by the Market Price (as defined herein) (representing a discount rate of 42%). “Market Price” means the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

The above summary is not complete and is qualified in its entirety to the full text of the Purchase Agreement and the Convertible Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

JJJ Family LLLP

On August 21, 2013, the Company entered into a Revolving Credit and Security Agreement, (the “Credit Facility”) with JJJ Family LLLP (the “Lender”), pursuant to which the Company can borrow up to $400,000 from the Lender. In connection with this transaction, the Company issued a Revolving Promissory Note (the “Revolving Note”) to the Lender in the principal amount of $400,000. Borrowings under the Credit Facility will be used for general corporate purposes.

The Company is obligated to make prepayments of the Revolving Note until such time as the Credit Facility is paid in full upon the occurrence of any of the mandatory prepayment events as designated in the Credit Facility. The Credit Facility contains representations and warranties, affirmative, restrictive and financial covenants, and events of default (applicable to the Company and its subsidiaries), which are customary for credit facilities of this type.

Interest is payable on the outstanding principal amount of the Revolving Note at an annual rate of ten percent (10%). Interest accrued on Advances shall be due and payable on (i) the first day of each month for the immediately preceding month, computed through the last calendar day of the preceding month; and (ii) on the Termination Date. The entire principal amount outstanding and all accrued interest is payable in full no later than August 21, 2014. The entire principal amount outstanding may be repaid earlier at the discretion of the Company, subject to certain restrictions.

As additional consideration for this loan, the Company also entered into a Warrant Agreement with the Lender to allow the Lender to purchase up to 400,000 shares of the Company’s common stock beginning six months after the issuance of the warrants and ending five years from that date. Pursuant to the Warrant Agreement, the exercise price to purchase shares of the Company’s common stock will be equal to closing price of the Company’s common stock for the previous trading day (or $0.14) to the date of the Warrant Agreement. The exercise price is subject to certain conditions and adjustments. The Company has also agreed to amend the exercise price of all previously granted options and warrants so that the exercise price of the previously granted options is equal to the exercise price set forth in the current Warrant Agreement.

The above summary is not complete and is qualified in its entirety to the full text of the Revolving Credit and Security Agreement, the Revolving Promissory Note and the Warrant Agreement, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement between Innovaro and Asher Enterprises, Inc. dated July 30, 2013

10.2	Convertible Promissory Note between Innovaro and Asher Enterprises, Inc. dated July 30, 2013

10.3	Revolving Credit and Security Agreement between Innovaro and JJJ Family LLLP dated August 21, 2013

10.4	Revolving Promissory Note between Innovaro and JJJ Family LLLP dated August 21, 2013

10.5	Warrant Agreement between Innovaro and JJJ Family LLLP dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2013		INNOVARO, INC.

		By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer